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FOR IMMEDIATE RELEASE    Contacts:
May 15, 1998
                 HUNTSMAN PACKAGING CORPORATION     INFORMATION AGENT:
                 Scott K. Sorensen                  MacKenzie Partners, Inc.
                 Executive Vice President and       (212) 929-5500
                    Chief Financial Officer         BANKS AND BROKERS:
                 (801) 532-5200                    (212) 929-5500

                                                   ALL OTHERS:
                                                   1-800-322-2885


          HUNTSMAN PACKAGING CORPORATION ANNOUNCES MEXICAN ANTITRUST CLEARANCE FOR BLESSINGS ACQUISITION


          SALT LAKE CITY, UT -- Huntsman Packaging Corporation announced today that the waiting period under the Mexican Federal Law of Economic Competition relating to Huntsman's tender offer for Blessings Corporation (AMEX:BCO) has been terminated by the Mexican Federal Competition Commission without objection or conditions. The tender offer, by a subsidiary of Huntsman, for all outstanding shares of common stock of Blessings, is scheduled to expire at 5:00 p.m., New York City time, on Monday, May 18, 1998.